Exhibit 3(a)

              RESTATED CERTIFICATE OF INCORPORATION
                                OF
              AMERICAN ELECTRIC POWER COMPANY, INC.
        Under Section 807 of the Business Corporation Law


     The undersigned, being respectively the Vice President and Assistant Secretary of American Electric Power Company, Inc., hereby certify that:

     I.  NAME.  The name of the corporation is AMERICAN ELECTRIC
POWER COMPANY, INC. The name under which the corporation was formed is American Gas and Electric Company.

     II. DATE OF FILING OF CERTIFICATE OF INCORPORATION. The certificate of consolidation forming the corporation was filed by the Department of State on February 18, 1925.

     III. ORIGINAL CERTIFICATE SUPERSEDED. The certificate of incorporation, as amended heretofore, is hereby restated without further amendment or change to read as herein set forth in full:

          1.  The name of the corporation shall be AMERICAN
     ELECTRIC POWER COMPANY, INC.

          2. The purposes for which the corporation is formed are:

               a) To acquire, hold and dispose of the stock, bonds, notes, debentures and other securities and obligations (hereinafter called "securities") of any person, firm, association, or corporation, private, public or municipal, or of any body politic, including, without limitation, securities of electric and gas utility companies; and while the owner of such securities, to possess and exercise in respect thereof all the rights, powers and privileges of ownership thereof, including voting power;

               (b) To aid in any manner permitted by law any person, firm, association or corporation in whose securities the corporation may be interested, directly or indirectly, and to do any other act or thing permitted by law for the preservation, protection, improvement or enhancement of the value of such securities or the property represented thereby or securing the same or owned, held or possessed by such person, firm, association or corporation;

               (c) To acquire, construct, own, maintain, operate and dispose of real or personal property used or useful in the business of an electric utility company or gas utility company and such other real or personal property as may be permitted by law; and
               (d) To do everything necessary, proper, advisable or convenient for the accomplishment of the foregoing purposes, and to do all other things incidental to them or connected with them that are not forbidden by law or by this certificate of incorporation.

          3. The city and county in which the office of the corporation is to be located are the City and County of New York.

          4.1. The aggregate number of shares which the corporation is authorized to issue is 300,000,000 shares of Common Stock of the par value of $6.50 each.

          4.2. Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Every holder of record of the Common Stock shall have one vote for each share of Common Stock held by him for the election of directors and upon all other matters; provided, however, that at all elections of directors by stockholders each holder of record of shares of the Common Stock then entitled to vote, shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or any two or more or them, as he may see fit, which right, when exercised, shall be termed cumulative voting.

          4.3. The corporation may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of the Common Stock for such consideration as may be fixed by the Board of Directors, subject to any provisions of law then applicable, and subject to the provisions of any resolutions of the stockholders of the corporation relating to the issue and disposition of such shares.

          4.4.  Upon any issuance for money or other
          consideration of any stock of the corporation, or of any securities convertible into any stock of the corporation, of any class whatsoever which may be authorized from time to time, no holder of stock of any kind shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of the stock or securities so issued, but the Board of Directors may dispose of all or any portion of such stock or securities as and when it may determine free of any such rights, whether by offering the same to stockholders or by sale or other disposition as the Board of Directors may deem advisable; provided, however, that if the Board of Directors shall determine to issue and sell any shares of Common Stock (including, for the purposes of this paragraph, any security convertible into Common Stock, but excluding shares of Common Stock and securities convertible into Common Stock theretofore reacquired by the corporation after having been duly issued, and excluding shares of Common Stock and securities convertible into Common Stock issued to satisfy conversion or option rights theretofore granted by the corporation) solely for money and other than by:

               (i)  a public offering thereof, or

               (ii)  an offering thereof to or through
               underwriters or dealers who shall agree promptly to make a public offering thereof, or

               (iii) any other offering thereof which shall have been authorized or approved by the affirmative vote, cast in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the stockholders' meeting at which action shall have been taken with respect to such other offering, such shares of Common Stock shall first be offered pro rata, except that the corporation shall not be obligated to offer or to issue any fractional interest in a full share of Common Stock, to the holders of record of the then outstanding shares of Common Stock (excluding outstanding shares of Common Stock held for the benefit of holders of scrip certificates or other instruments representing fractional interests in a full share of Common Stock) upon terms which, in the judgment of the Board of Directors of the corporation, shall be not less favorable (without deduction of such reasonable compensation for the sale, underwriting or purchase of such shares by underwriters or dealers as may lawfully be paid by the corporation) to the purchaser than the terms upon which such shares are offered to others than such holders of Common Stock; and provided that the time within which such preemptive rights shall be exercised may be limited to such time as to the Board of Directors may seem proper, not less, however, than fourteen
     (14) days after the mailing of notice that such preemptive rights are available and may be exercised.

          5. Directors shall hold office after the expiration of their terms until their successors are elected and have qualified. Directors need not be stockholders.

          6. To the fullest extent permitted by the New York Business Corporation Law as it exists on the date hereof or as it may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for damages for any breach of duty as a director. Any repeal or modification of the foregoing sentence by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          7.1.(A) In addition to any affirmative vote required by law or this certificate of incorporation (any other provision of this certificate of incorporation notwithstanding), and except as otherwise expressly provided in paragraph 7.2:

               (1)  any merger or consolidation of the
          corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

               (2) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $100,000,000 or more; or

               (3) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value of $100,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate) from the corporation or a Subsidiary; or

               (4) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (5) any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries, or any self tender offer for or repurchase of securities of the corporation by the corporation or any Subsidiary or any other transaction (whether of not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

     shall require the affirmative vote of the holders of at least (i) seventy-five per centum of the combined voting power of the then issued and outstanding capital stock of all classes and series of the corporation having voting powers (the "Voting Stock"), voting together as a single class, and (ii) a majority of the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than such Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provision of this certificate of incorporation or in any agreement with any national securities exchange or otherwise.

               (B)  The term "Business Combination" as used
          herein shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of sub-paragraph (A) of this paragraph 7.1.

          7.2. The provisions of paragraph 7.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, any other provision of this certificate of incorporation, and any agreement with any national securities exchange, if all of the conditions specified in either of the following sub-paragraphs (A) or
     (B) are met:

               (A) The Business Combination shall have been approved by a majority of the Disinterested Directors
          (as hereinafter defined).

               (B) All of the following conditions shall have been met:

                    (1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause (1) shall be required to be met with respect to every share of outstanding Common Stock, whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

                         (i)  (if applicable) the highest per
                    share price (including any brokerage
                    commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (x) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                         (ii)  the Fair Market Value per share of
                    Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to herein as the "Determination Date"), whichever is higher; and

                         (iii)  an amount which bears the same or
                    greater percentage relationship to the Fair
                    Market Value per share of Common Stock on the Announcement Date as the highest per share price determined in clause (B)(1)(i) above bears to the Fair Market Value per share of Common Stock on the date of the commencement of the acquisition of the Common Stock by such Interested Stockholder.

                    (2)  The aggregate amount of cash and the
               Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

                         (i)  (if applicable) the highest per
                    share price (including any brokerage
                    commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it (x) within the five-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                         (ii)  the Fair Market Value per share of
                    such class or series of Voting Stock on the Announcement Date or on the Determination
                    Date, whichever is higher;

                         (iii)  (if applicable) the highest
                    preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary; and

                         (iv)  an amount which bears the same or
                    greater percentage relationship to the Fair
                    Market Value per share of such class or
                    series of Voting Stock on the Announcement
                    Date as the highest per share price
                    determined in clause (B)(2)(i) above bears to the Fair Market Value per share of such Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Stockholder.

                    (3)  The consideration to be received by
               holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock.
               If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Stockholder to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it prior to the Announcement Date. The price determined in accordance with clauses (1) and (2) of this sub-paragraph (B) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                    (4)  After the Determination Date and prior
               to the Consummation Date:

                         (i)  except as approved by a majority of
                    the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock of the corporation having a preference over the Common Stock as to dividends or upon liquidation; and

                         (ii)  there shall have been (x) no
                    reduction in the quarterly rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer for or repurchase of securities of the corporation by the corporation or any Subsidiary or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such quarterly rate is approved by a majority of the Disinterested Directors; and

                         (iii)  such Interested Stockholder shall
                    not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend or stock split; and

                         (iv)  such Interested Stockholder shall
                    not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

                         (v)  such Interested Stockholder shall
                    not have caused any material change in the corporation's business or capital structure, including, without limitation, the issuance of shares of capital stock of the corporation to any third party.

                    (5)  A proxy or information statement
               describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules and regulations), shall be mailed by and at the expense of the Interested Stockholder to public stockholders of the corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to the Act). The proxy or information statement shall contain at the front thereof in a prominent place (i) any recommendation as to the advisability (or inadvisability) of the Business Combination which a majority of the Disinterested Directors may choose to state, and (ii) if a majority of the Disinterested Directors so requests, the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for their services by the corporation upon receipt of such opinion, to be unaffiliated with such Interested Stockholder, and, to be selected by a majority of the Disinterested Directors).

                    (6) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (1), (2) and (3) of sub-paragraph (B) of this paragraph 7.2 (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (6) from being satisfied).

          7.3. The following terms shall be deemed to have the meanings specified below:

               (A) The term "person" shall mean any individual, firm, corporation, group (as such term is used in Regulation 13D-G of the rules and regulations under the Act, as in effect on January 1, 1988) or other entity.

               (B) The term "Interested Stockholder" shall mean any person (other than the corporation, any Subsidiary or any pension, profit sharing, employee stock ownership, employee savings or other employee benefit plan, or any dividend reinvestment plan, of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan acting in such capacity) who or which:

                    (1)  is the beneficial owner, directly or
               indirectly, of more than five per centum of the combined voting power of the then outstanding
               Voting Stock; or

                    (2)  is an Affiliate of the corporation and
               at any time within the five-year period
               immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five per centum of the combined voting power of the then outstanding Voting Stock; or

                    (3)  is an assignee of or has otherwise
               succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such).

               (C) A person shall be deemed a "beneficial owner" of any Voting Stock:

                    (1)  which such person or any of its
               Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                    (2)  which such person or any of its
               Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                    (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

               (D) For the purpose of determining whether a person is an Interested Stockholder pursuant to sub-paragraph (B) of this paragraph 7.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of sub-paragraph (C) of this paragraph 7.3, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

               (E)  The term "Affiliate" of, or a person
          "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

               (F) The term "Associate" as used to indicate a relationship with any person shall mean (1) any corporation or organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per centum or more of any class or series of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

               (G)  The term "Subsidiary" shall mean any
          corporation of which a majority of any class or series of equity security is owned, directly or indirectly, by the corporation or by a Subsidiary or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in sub-paragraph (B) of this paragraph 7.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class or series of equity security is owned, directly or indirectly, by the corporation.

               (H) The term "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class or series of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

               (I) In the event of any Business Combination in which the corporation is the survivor, the phrase "consideration other than cash to be received" as used in clauses (1) and (2) of sub-paragraph (B) of paragraph 7.2 shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

               (J) The term "Disinterested Director" shall mean any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

               (K) References to "highest per share price" shall in each case with respect to any class or series of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

          7.4. A majority of the Board of Directors of the corporation shall have the power and duty to determine for the purpose of these paragraphs 7.1 through 7.6, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of directors of the corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of these paragraphs 7.1 through 7.6, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance therewith, including, without limitation, (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more and (D) whether all of the applicable conditions set forth in sub-paragraph (B) of paragraph 7.2 have been met with respect to any Business Combination. Any determination pursuant to this paragraph 7.4 made in good faith shall be binding and conclusive on all parties.

          7.5.  Nothing contained in these paragraphs 7.1 through
     7.6 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          7.6. Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of at least (A) seventy-five per centum of the combined voting power of the then issued and outstanding Voting Stock, voting together as a single class, and (B) a majority of the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than an Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, these paragraphs 7.1 through 7.6; provided, however, that the foregoing provisions of this paragraph 7.6 shall not apply to, and such vote shall not be required for, any such amendment, alteration, change, repeal or adoption approved by a majority of the disinterested Directors, and any such amendment, alteration, change, repeal or adoption so approved shall require only such vote, if any, as is required by law, any other provision of this certificate of incorporation or the by-laws of the corporation.

          8. The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom any process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o CT Corporation System, 1633 Broadway, New York, NY 10019.

          9. The name of the registered agent upon whom and the address of the registered agent at which process against the corporation may be served is: c/o CT Corporation System, 1633 Broadway, New York, NY 10019.

     IV. MANNER OF AUTHORIZATION. The foregoing restatement of the certificate of incorporation was authorized by the unanimous affirmative vote of the Board of Directors of the corporation at its meeting duly called and held on the 29th day of October, 1997, a quorum being present.

     IN WITNESS WHEREOF, the undersigned have signed this certificate this 29th day of October, 1997, and do affirm the contents to be true under the penalties of perjury.


                              /s/ G. P. Maloney
                              ------------------------------
                              G. P. Maloney, Vice President


                              /s/ John F. Di Lorenzo, Jr.
                              ------------------------------
                              John F. Di Lorenzo, Jr.,
                              Assistant Secretary